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                                                                    EXHIBIT 11.1



                    Computation of Earnings per Common Share

                                    Three Months Ended         Six Months Ended
                                         June 30,                  June 30,

                                     2000         1999         2000         1999
                                  ----------   ----------   ----------   ----------
Basic Earnings
  Net Income to Common Shares     $1,691,894   $1,318,522   $2,813,691   $  185,979

Basic Shares
  Weighted Average Outstanding     4,339,940    4,221,018    4,339,940    3,626,639

Basic Earnings (Loss) per Share   $     0.39   $     0.31   $     0.65   $     0.03
                                  ==========   ==========   ==========   ==========

Diluted Shares
  Weighted Average Outstanding     4,443,336    4,221,018    4,414,449    3,626,639

Diluted Earnings per Share        $     0.38   $     0.31   $     0.64   $     0.03
                                  ==========   ==========   ==========   ==========